Exhibit 99.1
                       AMENDMENT TO RIGHTS AGREEMENT

     Amendment, dated as of December 20, 1999 (the "Amendment"), between
MMI Companies, Inc., a Delaware corporation (the "Company"), and ChaseMellon Shareholder Services L.L.C., a New Jersey limited liability company, as rights agent (the "Rights Agent").

     WHEREAS, on September 24, 1998, the Company and the Rights Agent amended and restated the Rights Agreement, dated as of June 14, 1997 (the "Rights Agreement");

     WHEREAS, there is not as of the date hereof any Acquiring Person (as defined in the Rights Agreement); and

    WHEREAS, the Company desires to amend the Rights Agreement in accordance with Section 27;

     NOW, THEREFORE, in consideration of the premises and mutual agreements set forth in the Rights Agreement and this Amendment, the parties hereby agree as follows:

     Section 1. Amendment to Definition of "Acquiring Person." Section 1(a) of the Rights Agreement is amended to add the following sentence after the last sentence thereof: "Notwithstanding the foregoing, neither The St. Paul Companies, Inc. ("Parent") nor any of its Affiliates shall become an Acquiring Person as a result of the execution of the Agreement and Plan of Merger, dated as of December 20, 1999 by and among Parent, Bowman Acquisition Corp. and the Company (as the same may be amended from time to time, the "Merger Agreement"), or consummation of the transactions contemplated thereby pursuant to the terms of the Merger Agreement."

     Section 2. Amendment to Section 7(a). Section 7(a) of the Rights Agreement is amended by deleting the word "or" immediately preceding clause (ii) and replacing the remainder of the sentence after the "," which preceded the "or" with the following: "(ii) the time at which the Rights are redeemed as provided in Section 23 hereof or (iii) immediately prior to the Effective Time of the Merger (the earlier of (i), (ii) and (iii) being herein referred to as the "Expiration Date"). For purposes of clause (iii) above, "Effective Time of the Merger" shall mean such time as a certificate of merger (the "Merger Certificate") is duly filed with the Secretary of State of the State of Delaware pursuant to Section 1.3 of the Merger Agreement or at such later effective time as is specified in the Merger Certificate."

     Section 3. Amendment to Section 18(a). Section 18(a) of the Rights Agreement is amended by replacing the second sentence in its entirety with the following: "In no case will the Rights Agent be liable for special, indirect, incidental or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Rights Agent has been advised of the possibility of such loss or damage."

     Section 4. Rights Agreement as Amended. The term "Agreement" as used in the Rights Agreement shall be deemed to refer to the Rights Agreement as amended hereby. The foregoing amendments shall be effective as of the date hereof and, except as set forth herein, the Rights Agreement shall remain in full force and effect and shall be otherwise unaffected hereby.

     Section 5. Counterparts. This Amendment may be executed in any number of counterparts, and each of such counterparts shall for all purposes be deemed an original, but all such counterparts shall together constitute but one and the same instrument.

     Section 6. Governing Law. This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts made and to be performed entirely within such State.

     Section 7. Descriptive Headings. Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.



Attest:                                     MMI COMPANIES, INC.



/s/ George S. Rosic                     /s/ B. Frederick Becker
Name: George S. Rosic                   Name:  B. Frederick Becker
Title: Assistant Secretary              Title: Chairman and
                                        Chief Executive Officer



Attest:                                 CHASEMELLON SHAREHOLDER
                                        SERVICES L.L.C.,
                                        as Rights Agent



/s/ Gina Nespoli                   /s/ Michael Nespoli
Name:  Gina Nespoli                Name:  Michael Nespoli
Title:                             Title:  Vice President